Exhibit 10.17
OUTSIDE DIRECTORS’ DEFERRED COMPENSATION PLAN
As Amended and Restated Effective January 1, 2009

Outside Directors’ DCP

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Table of Contents
(Continued)
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ARTICLE 1
INTRODUCTION
1.01	History and Name of Plan

This Coinstar, Inc. Outside Directors’ Deferred Compensation Plan was established, effective January 1, 2002, as an unfunded plan maintained to provide elective deferred compensation to Outside Directors of Coinstar, Inc. or any Participating Company (as defined below). No deferrals have been made under the Plan since December 31, 2004, and the Employer intends that all amounts deferred under the Plan be exempt from the requirements of Code Section 409A pursuant to Treasury Regulation Section 1.409A-6(a). The amendment and restatement set forth herein is effective as of January 1, 2009 and applies to all amounts that remain undistributed on and after such date. It is not intended to constitute, and shall not be construed as constituting, a material modification of the Plan, within the meaning of Treasury Regulation Section 1.409A-6(a)(4).
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ARTICLE 2
DEFINITIONS
Each following word, term and phrase shall have the following respective meanings whenever such word, term or phrase is capitalized and used in any Article of this Plan unless the context clearly indicates otherwise:
2.01	Account Balance

“Account Balance” means for each Participant the sum of the balances in the Participant’s Deferred Compensation Account. A Participant’s Account Balance shall be utilized solely as a device for the determination and measurement of the amounts to be paid as benefits to a Participant or his or her Beneficiary pursuant to the Plan. A Participant shall not have at any time any interest in or to such Account Balance or in any deemed investment thereof. A Participant’s Account Balance shall not constitute or be treated as a trust or trust fund of any kind.

2.02	Beneficiary

Beneficiary” means the person, trust or other entity designated by the Participant in accordance with Section 5.05 hereof to receive payment under the Plan in the event of the Participant’s death.

2.03	Board

“Board” means the Board of Directors of the Company.

2.04	Committee

“Committee” means the Committee appointed by the Board to administer the Plan pursuant to Article 8 hereof. If no such Committee has been appointed, then the term Committee shall mean the Compensation Committee of the Board.

2.05	Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

2.06	Company

“Company” means Coinstar, Inc., a Delaware Corporation and any business organization or corporation into which Coinstar, Inc. may be merged or consolidated or by which it may be succeeded.
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2.07	Compensation

“Compensation” means annual retainer and fees for attendance at board and various committee meetings paid to an Outside Director by the Participating Company during the calendar year with respect to duties performed as a member of the board of the Participating Company. Compensation, for purposes of this Plan, may include any new form of cash remuneration or stock equivalency paid by the Participating Company to an Outside Director that is explicitly designated as deferrable pursuant to this Plan by the Compensation Deferral Agreement form approved by the Committee. Compensation does not include expense reimbursement or imputed compensation.

2.08	Compensation Deferral Agreement

“Compensation Deferral Agreement” means the written agreement to defer Compensation under the Plan prior to January 1, 2005 executed by the Participant and the Company or any Participating Company.

2.09	Compensation Deferral Period

“Compensation Deferral Period” means the period beginning on January 1 and ending on the following December 31 (the calendar year).

2.10	Deferred Compensation Account

“Deferred Compensation Account” means, for each Participant, the separate book reserve account (and any sub-accounts or parts thereof) maintained by the Company and any Participating Company pursuant to Article 4 of this Plan to which were credited (added) all amounts deferred by such Participant under the Plan prior to January 1, 2005 and from which any distributions, and any Forfeitures shall be subtracted; and which shall be adjusted for allocation of accrued earnings and losses thereon as described in Section 4.04 hereof. All amounts, which are credited to such Deferred Compensation Account, are credited solely for computation purposes and are at all times general assets of the Company and any Participating Company and subject to the claims of the general creditors of the Company and any Participating Company. A Participant’s Deferred Compensation Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid as deferred compensation benefits to the Participant or his or her Beneficiary pursuant to the Plan. A Participant shall not have at any time any interest in or to such Deferred Compensation Account or in any deemed investment thereof. A Participant’s Deferred Compensation Account shall not constitute or be treated as a trust or trust fund of any kind.

2.11	Determination Date

“Determination Date” means the date on which the Committee determines the value of a Deferred Compensation Account. The Committee shall determine the value of each Deferred Compensation Account on the last business day of each month, and at such other times as it may, in its absolute discretion, determine.
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2.12	Disability

“Disability” shall mean the total and permanent disability of a Participant as defined in the Company long-term disability plan and as determined by the Committee.

2.13	Distribution Date

“Distribution Date” means the date determined by the Committee within a reasonably practicable time period, but not later than 90 days after the Determination Date, which next follows the Participant’s termination of board membership with the Participating Company.

2.14	Forfeiture

“Forfeiture” means the portion of a Participant’s Account Balance that is forfeited under Section 5.03(b)(iii) hereof.

2.15	Outside Director

“Outside Director” means a member of the board of any Participating Company who is not an employee of any Participating Company.

2.16	Participant

“Participant” means any Outside Director with a Deferred Compensation Account under the Plan. An individual shall remain a Participant until his or her Account Balance has been completely distributed (or forfeited).

2.17	Participating Company

“Participating Company” means the Company and any Related Company selected by the Company to participate in the Plan.

2.18	Plan

“Plan” means the Coinstar, Inc. Outside Directors’ Deferred Compensation Plan as set forth herein, together with all amendments hereto.

2.19	Plan Year

“Plan Year” means the twelve (12) consecutive month period beginning on each January 1 and ending on each following December 31 thereafter (the calendar year).

2.20	Related Company

“Related Company” shall mean any corporation that, together with the Company, is treated as a single employer under Code Section 414(b), (c), (m) or (o).
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ARTICLE 3
ELIGIBILITY AND PARTICIPATION
No one shall become a Participant in the Plan after December 31, 2004.
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ARTICLE 4
ELECTIVE DEFERRALS
4.01	Participant’s Accounts

The Company shall maintain for each Participant a Deferred Compensation Account for the purpose of measuring and determining amounts payable under this Plan. The Company shall maintain such sub-accounts within such Deferred Compensation Accounts as it determines to be necessary for the proper administration of the Plan. The provisions of this Article 4 shall govern such Deferred Compensation Accounts.

4.02	Elective Deferral Amounts

The provisions of this Section govern elective deferrals of Compensation by Participants under the Plan.
(a)	Elective Deferrals Amounts. No new deferrals shall be permitted under the Plan after December 31, 2004.

(b)	Vesting. A Participant shall at all times be one hundred percent (100%) vested in his or her Deferred Compensation Account.
4.03	Deemed Investment Amounts Credited to Deferred Compensation Accounts

Solely as a device to measure amounts payable to Participants or Beneficiaries hereunder, the Committee shall establish uniform and nondiscriminatory rules consistent with this Section 4.03 for the treatment of amounts credited to a Participant’s Deferred Compensation Account based on the return of a set of investment funds designated by the Committee. No investment of such amounts is required. The Company shall retain the discretion to invest all amounts credited to a Participant’s Deferred Compensation Account under this Plan as it deems appropriate. The Committee may, in its sole discretion, permit Participants to designate deemed investment of amounts credited to a Participant’s Deferred Compensation Account among investment funds designated by the Committee and to make transfers among such funds. In no event shall a Participant’s designated deemed investment in a fund be considered or construed in any manner, as an actual investment in any such fund, and in the event that the Company, in its own discretion, decides to invest funds in any or all of the funds, no Participant shall have any rights in or to such investments themselves.

4.04	Allocation of Accrued Earnings and Losses of Deemed Investments

Solely as a device to measure amounts payable to Participants or Beneficiaries hereunder, the Committee shall establish uniform and nondiscriminatory rules consistent with this Section 4.04 to determine accrued income, gains and losses from the investments of Deferred Compensation Accounts deemed to be made pursuant to Section 4.03 hereof to
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be allocated among Participant Account Balances. Any accrued earnings and losses shall be allocated and credited to a Participant’s Deferred Compensation Account on a monthly basis.
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ARTICLE 5
DISTRIBUTION OF BENEFITS
5.01	In General

The provisions of this Article 5 govern the distribution of amounts payable under this Plan. A Participant whose board membership with the Participating Companies terminates for any reason shall be entitled to distribution of benefits pursuant to this Article, subject to the provisions of Article 7.

5.02	Time of Distribution

The Company shall commence distribution of benefits beginning with the Distribution Date immediately following the Participant’s termination of board membership with the Participating Companies for any reason (including retirement, death or Disability); provided, however that benefits shall be valued and paid pursuant to the provisions of Section 5.03 hereof.

5.03	Amount and Method of Distribution of Benefits

A Participant whose board membership with the Participating Companies terminates shall be entitled to receive a distribution of the balance credited to his or her Deferred Compensation Account as of the Determination Date. Distribution of such deferred compensation benefits to a former Participant under this Plan may be made by the Company on behalf of the relevant Participating Company, or the Participating Company itself may distribute such benefits, as directed by the Committee in its sole discretion as follows:
(a)	Termination of Board Membership.
In the event a Participant’s board membership terminates for any reason, including (without limitation) death or Disability, then the Participant’s Account Balance shall be paid to the Participant (and after the Participant’s death, to his or her Beneficiary). Payment shall be made in the form of a single lump sum payment on the Distribution Date.
(b)	Early Withdrawals.
(i)	A Participant may elect in a Compensation Deferral Agreement to withdraw all or any portion of the amount deferred, including any earnings credited thereon, pursuant to that Compensation Deferral Agreement as of a date specified in the election. Such date shall not be sooner than five (5) years after the date the Compensation Deferral Period commences.
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(ii)	Payment. The amount payable under subparagraph (i) above shall be paid in a lump sum within ninety (90) days following the beginning of the year in which the withdrawal was elected to be made.

(iii)	Acceleration of Distributions. A Participant may elect to receive a lump sum distribution of his or her entire Account Balance at any time. However, any such election to receive an early distribution shall be subject to a ten percent (10%) penalty of the Participant’s Account Balance, which amount shall be deducted from the distributed amounts and forfeited by the Participant. The amount payable under this section shall be paid in a lump sum within ninety (90) days following receipt of the request and shall be charged to the Participant’s Account as a distribution. The 10% penalty amount of the Account Balance shall be permanently forfeited and the Participant shall not be eligible to participate for the remainder of the Plan Year and the next following Plan Year.
5.04	Committee Decision

Any decision to be made under this Article 5 with respect to the distribution of benefits with respect to a Participant under this Plan shall be made by the Committee, but such Participant shall exclude himself therefrom for purposes of those decisions if such Participant is a member of the Committee.

5.05	Designation of Beneficiaries

A Participant may elect to designate a Beneficiary(ies) to receive any benefits payable under this Plan upon the Participant’s death. The Committee may prescribe a particular Beneficiary designation form and, if it does so, no Beneficiary designation shall be valid unless it is made on such form. In the event of a new Beneficiary designation, all Beneficiary designations previously filed shall be cancelled. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent. The Participant may change such designation from time to time and the last written designation delivered to the Committee prior to the Participant’s death will control. If the Participant fails to specifically designate a Beneficiary, or such designation is invalid, or if no designated Beneficiary survives the Participant, or if all designated Beneficiaries who survive the Participant die before all payments are made, then the remaining payments shall be made to the Participant’s surviving spouse if such spouse is then living; if such spouse is not living, then to the executors or administrators of the estate of the Participant. If the Committee has any doubts as to the proper beneficiary to receive payment pursuant to this Plan, the Committee shall have the right, exercisable in its discretion to cause the Participating Companies to withhold such payments until the matter is resolved to the Committee’s satisfaction.
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ARTICLE 6
FINANCING AND UNFUNDED STATUS
6.01	Costs Borne by the Company and any Participating Company

The costs of the Plan shall be borne by the Participating Companies.

6.02	Unfunded Plan

All benefits under the Plan shall be paid from the Company’s general assets. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in or to any property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims or interests in any property or asset which may be acquired by the Company. The Company need not hold any assets in trust or as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future, and the Participants shall have the status of general unsecured creditors of the Company.

6.03	Trust

At its sole discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust may be irrevocable, its assets shall be held for payment of all the Company’s general creditors in the event of the Company’s insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from any trust, such benefits shall remain the obligation of the Company.
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ARTICLE 7
FORFEITURE
7.01	Forfeitures

Forfeitures may arise pursuant to Section 5.03(b) hereof. Forfeitures that arise under this Plan shall be subtracted (deleted) from a Participant’s Account Balance and shall no longer be an obligation of any Company or Participating Company in any way.
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ARTICLE 8
ADMINISTRATION
8.01	General Administration

The Board shall appoint a Committee consisting of not less than three (3) persons to administer the Plan. Any member of the Committee may at any time be removed, with or without cause, and his or her successor appointed by the Board. Any vacancy caused by death, resignation or other reason shall be filled by the Board. The Committee shall be the plan administrator of the Plan and in general shall be responsible for the management and administration of the Plan. The Committee shall have full power and discretionary authority to administer the Plan in all of its details (including, without limitation, the discretionary authority to decide all claims for benefits and to construe and interpret the terms of the Plan), subject to applicable requirements of law. The Committee may approve amendments to the Plan, without prior approval or subsequent ratification by the Board, if the amendment: (i) does not significantly change the benefits provided under the Plan (except as required by a change in applicable law); (ii) does not significantly increase the costs of the Plan; or (iii) the amendment is intended to enable the Plan to remain in compliance with the requirements of the Code, or other applicable law, or to facilitate administration of the Plan. A duly authorized officer of the Company shall execute the amendment, evidencing the Company’s adoption of the amendment.

No member of the Committee who is an employee of the Company or any Participating Company, or a Participant in this Plan, shall receive compensation for his or her services to the Plan. The Committee shall have such duties and powers as may be necessary to discharge its duties under this Plan. The fiscal records of the Plan shall be maintained on the basis of the Plan Year.

8.02	Committee Procedures

The Committee may act at a meeting or in writing without a meeting. The Committee may adopt such by-laws and regulations, as it deems desirable for the conduct of its affairs. All decisions shall be made by majority vote. No member of the Committee who is at any time a Participant in this Plan shall vote in a decision of the Committee (whether in a meeting or by written action) made specifically and uniquely with respect to such member of the Committee or amount, payment, timing, form or other aspect of the benefits of such Committee member under this Plan.

8.03	Indemnification of Committee Members

The Participating Companies shall indemnify and hold harmless each member of the Committee against any and all liability, claims, damages and expense (including all expenses reasonably incurred in such Committee member’s defense in the event that the Company or any Participating Company fails to provide such defense upon such
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Committee member’s written request) which the Committee member may incur while acting in good faith in the administration of the Plan.
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ARTICLE 9
CLAIM PROCEDURES
9.01	Presentation of Claim

Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”), or his or her duly authorized representative, may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. The Committee shall have the discretionary authority to decide all claims for benefits and to construe and interpret the terms of the Plan.

9.02	Notification of Decision

The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:
(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)	an explanation of the claim review procedure set forth in Section 9.03 below.
9.03	Review of a Denied Claim

Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Upon filing of a written request for review, the Claimant (or the Claimant’s duly authorized representative):
(a)	may review pertinent documents;

(b)	may submit written comments or other documents; and/or
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(c)	may request a hearing, which the Committee, in its sole discretion, may grant.
9.04	Decision on Review

The Committee shall render it decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within one hundred twenty (120) days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)	specific reason for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)	such other matters as the Committee deems relevant.
9.05	Legal Action

A Participant or Beneficiary must comply with the claim and appeal procedures described above before seeking any other legal recourse (including filing a law suit) regarding claims for benefits. If a Claimant wishes to file a court action after exhausting the foregoing procedures, the Claimant (or his or her authorized representative) must file such action in a court of competent jurisdiction within one hundred eighty (180) days after the date on which the Claimant (or his or her authorized representative) received the Committee’s written denial of the appeal or, if the Claimant does not hear from the Committee within the relevant time period set forth in Section 9.04, within one hundred eighty (180) days after the last day of such period. Court actions may not be commenced after this one hundred eighty (180) day period. Any judicial review of the Committee’s decision on a claim will be limited to whether, in the particular instance, the Committee abused its discretion. In no event will such judicial review be on a de novo basis, because the Committee has discretionary authority to determine eligibility for (and the amount of) benefits under the Plan and to construe and interpret the terms and provisions of the Plan.
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ARTICLE 10
AMENDMENT AND TERMINATION OF PLAN
10.01	Amendment and Termination

Generally, the Company shall have the right to amend or terminate the Plan by action of the Board at any time. However, no such amendment or termination shall adversely affect a benefit to which a Participant that is being paid out of the Plan at the time of amendment or termination or other Beneficiary is entitled under Article 4 of the Plan to the date of such amendment or termination. A duly authorized officer of the Company shall execute the amendment, evidencing the Company’s adoption of the amendment.

10.02	Termination of Participation by a Participating Company

Although each Participating Company anticipates that it will continue in the Plan for an indefinite period of time, there is no guarantee that any Participating Company will continue its participation in the Plan. Accordingly, each Participating Company reserves the right to discontinue its participation or sponsorship of the Plan, and the Company reserves its right to terminate the Plan, at any time by appropriate action of its board of directors or duly appointed committee. Upon the termination of participation of any Participating Company (or upon termination of the Plan), the participation of the affected Participants shall terminate and his or her Account Balances shall be distributed in a lump sum as soon as practicable after such termination of participation or termination of the Plan.
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ARTICLE 11
GENERAL PROVISIONS
11.01	Limitation of Rights

Neither the establishment of this Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Participant, Beneficiary, or other person any legal or equitable right against the Company or any Participating Company, except as provided herein. Neither the establishment of this Plan nor any amendment thereof, nor the payment of benefits, nor any action taken with respect to this Plan shall confer upon any person the right to continue service as an Outside Director of the Company, Participating Company or Related Company.

11.02	No Assignment or Alienation of Benefits

The rights of a Participant, Beneficiary or any other person to payment of benefits under this Plan may not be assigned, transferred, anticipated, conveyed, pledged or encumbered except by will or the laws of descent or distribution; nor shall any such right be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable or other process for payment of any debts, judgments, alimony, or separate maintenance, or reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise; provided, however, that a Participant shall have the right to designate in writing and in accordance with the provisions of Section 5.05 hereof primary and contingent Beneficiaries to receive benefit payments subsequent to the death of the Participant.

11.03	Successors

The provisions of this Plan shall be binding upon and inure to the benefit of the Participating Companies, their successors and assigns, and each Participant and his or her heirs, executors, administrators and legal representatives.

11.04	Governing Law

The provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Washington without regard to its conflicts of laws principles.

11.05	Entire Agreement

This plan document together with any agreement or documents referred to herein represents the entire agreement between the Company, any Participating Company and any Participant in this Plan with respect to any interests in benefits payable under this Plan. This agreement supersedes any and all prior agreements between the Company and any Participant, whether such agreement or agreements were written or oral with respect to any interests in benefits payable under this Plan. Any amendment or modification to
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the terms of this Plan must be in writing and signed by an authorized officer of the Company. No Compensation Deferral Agreement shall in any way amend, alter or revise this Plan. In the event the terms of the Compensation Deferral Agreement or any other document or agreement or summary of this Plan conflict with the terms of the Plan as stated herein (or any amendments or supplements thereto), the terms of the Plan shall be controlling.
11.06	Unsecured General Creditor

Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of a Company. For purposes of the payment of benefits under this Plan, any and all of a Company’s assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. A Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

11.07	Participating Company’s Liability

A Participating Company’s liability for the payment of benefits shall be defined only by the Plan and the Compensation Deferral Agreement (to the extent not inconsistent with the Plan), as entered into between the Participating Company and a Participant. A Participating Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Compensation Deferral Agreement (to the extent not inconsistent with the Plan).

11.08	Captions

The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.09	Notice

Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
Compensation Committee
Coinstar, Inc.
1800 114th Avenue SE
Bellevue, WA 98004
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
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11.10	Validity

In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

11.11	Incompetent

If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person, or the Committee may direct the payment of such benefit in such manner as the Committee considers advisable. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

11.12	Furnishing Information

A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

11.13	Court Order

The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse. Any such distribution shall reduce the Participant’s Account Balance and benefit under the Plan and shall completely discharge the Committee and the Participating Companies for any liability with respect to the portion of the Participant’s benefit distributed.
* * *
IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed for and on behalf of the Company by its duly authorized officers on this the 31st day of December, 2008.
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COINSTAR, INC.

By: Title:	/s/ Donald Rench Secretary
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